Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Health In Tech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.001 per share	Other(2)	2,320,505	(3)	$0.76	(2)	$1,763,583.80	0.00015310	$270.00
Equity	Class A common stock, par value $0.001 per share	Other(4)	7,639,849	(5)	$0.68	(4)	$5,195,097.32	0.00015310	$795.37
Total Offering Amount							$6,958,681.12		$1,065.37
Total Fees Previously Paid									$0
Total Fee Offsets									$0
Net Fee Due									$1,065.37

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Class A common stock, par value $0.001 per share (the “Common Stock”) of Health In Tech, Inc. (the “Registrant”), which become issuable under the Plans (as defined below) by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.
(2)	Represents shares of Common Stock issuable upon the exercise of options outstanding under the 2022 Health in Tech Equity Incentive Plan (the “2022 Plan”).
(3)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $0.76, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2022 Plan.
(4)	Represents shares of Common Stock reserved for issuance under the 2024 Health in Tech Equity Incentive Plan (the “2024 Plan,” and together with the 2022 Plan, the “Plans”).
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Capital Market on April 16, 2024, which was $0.68 per share.